Exhibit 10.1

EXECUTION VERSION

EXCHANGE AGREEMENT

by and between

PENN NATIONAL GAMING, INC.

and

FIF V PFD LLC

January 16, 2013

i

7.3	Notices	16
7.4	Severability	17
7.5	Governing Law	17
7.6	Waiver	18
7.7	Expenses	18
7.8	Successors and Assigns	18
7.9	Third Parties	19
7.10	Counterparts	19
7.11	Entire Agreement; Amendments	19
7.12	Survival	19
7.13	Representation by Counsel; Mutual Drafting	19
7.14	Tax Treatment	19

Exhibits
Exhibit A	Form of Investor Rights Supplement
Exhibit B	Form of Statement with Respect to Shares
Exhibit C	Form of Propco Investor Rights Agreement
Exhibit D	Tax Representations
Exhibit E	Form of Adoption Agreement

ii

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT, dated as of January 16, 2013 (this “Agreement”), by and between PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the “Company”) and FIF V PFD LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, the Company has announced its intent to pursue a series of transactions whereby the Company would contribute a majority of its real property assets to a newly formed wholly owned Subsidiary (“Propco”) and then distribute all of the stock of Propco (“Propco Stock”) to the Company’s shareholders (the “Spin-Off”);

WHEREAS, following the Spin-Off, Propco is expected to elect to be treated as a real estate investment trust (a “REIT”) under the Code (as defined herein);

WHEREAS, in connection with the proposed Spin-Off, and so that Propco may qualify as a REIT, the Holder and the Company have agreed to exchange all of Holder’s shares of Series B Preferred Stock of the Company (“Series B Stock”) for shares of Series C Preferred Stock of the Company (the “Series C Stock”) prior to the record date of the Spin-Off (the “Record Date”), subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants in this Agreement contained, the parties agree as follows:

1.                                      Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Adoption Agreement” means an agreement in the form attached hereto as Exhibit E or in such other form that is satisfactory to the Company, acting reasonably, permitting a Person to become a party to this Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

“Beneficial Ownership” shall mean ownership of securities by a Person who (i) would be treated as an owner of such securities either directly, indirectly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code or (ii) would be treated as an owner of such securities within the meaning of Section 856(d)(2)(B) of the Code either directly, indirectly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” means any day other than the days on which banks in New York, New York are required or authorized to close.

“Ceiling Price” has the meaning set forth in the Series B Statement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company Options” means outstanding options to acquire shares of Company Common Stock from the Company granted to employees of the Company under the Company Stock Plans or otherwise.

“Company Restricted Shares” means each share of Company Common Stock granted subject to vesting or other lapse restrictions pursuant to the Company Stock Plans or any applicable restricted stock award agreements.

“Company Stock” means the Company Common Stock, Company Restricted Shares, Preferred Stock, and any other shares of capital stock or other voting securities of the Company.

“Company Stock Plans” means the Company’s 2008 Long Term Incentive Compensation Plan, 2003 Long Term Incentive Compensation Plan and 1994 Stock Option Plan, each as amended.

“Exchange Rate” means the quotient resulting from dividing the Share Number by 1,000.

“Fortress” means Fortress Investment Group LLC, the Holder, FIG LLC, FIG PNG Holdings LLC, Fortress Fund V GP L.P., and Fortress Fund V GP (BCF) L.P. and any of their respective successors (including, for the avoidance of doubt, any fundlette to the extent such fundlette is a distributee of any of the foregoing).

“GAAP” means, as of a certain time, the United States generally accepted accounting principles in effect at that time.

“Gaming Authority” means any Governmental Authority with regulatory control or jurisdiction over casino, pari-mutuel, lottery or other gaming activities and operations.

“Governmental Authority” means any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or any government or political subdivision thereof, in each case, whether national, federal, tribal, provincial, state, regional, local or municipal, or any self-regulatory organization.

“Investor Rights Agreement” means that certain Investor Rights Agreement by and among the Company, the Holder and certain other holders of Series B Stock, dated as of July 3, 2008.

“Investor Rights Supplement” means the Supplementary Investor Rights Agreement by and among the Company and the Holder, dated as of the date hereof, the form of which is attached hereto as Exhibit A.

“Law” means applicable statutes, common law, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, writs, decrees, licenses, governmental guidelines or interpretations having the force of law, permits, rules and bylaws, in each case, of a Governmental Authority.

“Material Adverse Effect” means a material adverse event, change, effect, development, condition or occurrence on or with respect to the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, except (other than in clauses (A), (B), (C), (D), (H) and (I) below) to the extent such changes have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, when compared to other companies operating in the same industries in which the Company or its Subsidiaries operate, that Material Adverse Effect shall not be deemed to include any event, change, effect, development, condition or occurrence to the extent resulting from any one or more of the following:  (A) changes in general economic conditions, the securities or financial markets, the gaming industry generally or in any specific jurisdiction or regulatory, legislative or other political conditions or developments; (B) public disclosure of the Transaction Agreements or of the transactions contemplated by the Transaction Agreements; (C) any taking of any action specifically required by the Transaction Agreements; (D) changes in Law (other than a change in Law enacted by the State of Illinois, the State of Indiana, the State of Missouri, the State of Ohio, the State of West Virginia or the Commonwealth of Pennsylvania prohibiting all gaming activities which are currently permitted therein) or GAAP, or the interpretation thereof; (E) any outbreak or escalation of hostilities or war or any act of terrorism; (F) any weather-related or other force majeure event; (G) any outbreak of illness or other public health-related event; (H) changes in the share price or trading volume of the Company Common Stock or the failure of the Company to meet projections or forecasts (unless due to a circumstance which would separately constitute a Material Adverse Effect); or (I) any litigation alleging breach of fiduciary duty or other violation of applicable Law relating to the Spin-Off, the Transaction Agreements or the transactions contemplated thereby.

“Person” means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture, group or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

“Preferred Stock” shall mean the Series B Stock or Series C Stock.

“Securities” shall mean the Preferred Stock and the Company Common Stock or other securities issuable in respect of the Preferred Stock, upon exchange, redemption or conversion.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Series B Consent Right” shall mean any consent or approval required of the holders of Series B Stock to consummate the Spin-Off  or any of the transactions contemplated by the Transaction Documents.

“Series B Liquidation Preference” has the meaning set forth in the Series B Statement for “Liquidation Preference”.

“Series B Statement” means the Statement with Respect to Shares of Series B Preferred Stock of the Company.

“Share Number” means (i) the Series B Liquidation Preference divided by (ii) the Ceiling Price.

“Subsidiary” means, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than 50% of the equity interests of the second Person).

“Transaction Agreements” shall mean this Agreement, the Investor Rights Supplement and the Propco Investor Rights Agreement.

Index of Defined Terms

Agreement	1
Call Exercise Notice	6
Call Purchase Price	7
Call Shares	7
Company	1
Company Call Right	6
Company Disclosure Letter	7
Company Sample Calculation	6
Company Securities	8
Exchange Notice	5
Exchange Right	5
Exchanged Series B Shares	5
Holder	1
Mandatory Exchange	5
Propco	1
Propco Investor Rights Agreement	13
Propco Ownership Limit	6
Propco Stock	1
Record Date	1
REIT	1
Required Approvals	9
Series B Stock	1
Series C Statement	5
Series C Stock	1
Spin-Off	1
Tax Advisors	13
Transfer	11

2.                                      Exchange.

2.1.                            Series C Stock.  The Company has authorized the issuance of up to 18,500 shares of Series C Stock.  The terms, limitations and relative rights and preferences of the Series C Stock are set forth in a Statement with Respect to Shares of Series C Preferred Stock of the Company in the form set forth as Exhibit B hereto, subject to such ministerial changes thereto as the counsel to the Company and the Holder agree to be necessary or desirable (the “Series C Statement”), which will be filed by the Company two Business Days after the date hereof.

2.2.                            Exchange Right.  Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby agrees that, after all Required Approvals have been received, the Holder shall have the right to exchange with the Company, from time to time at the Holder’s option, in whole or in part, shares of Series B Stock for shares of Series C Stock, at an exchange ratio for each share of Series B Stock equal to the Exchange Rate (the “Exchange Right”).  The Exchange Right shall expire at 5:00 p.m., Eastern Time, on the third Business Day prior to the Record Date, and the right to provide an Exchange Notice shall expire at 5:00 p.m., Eastern Time, on the fifth Business Day prior to the Record Date.

2.3.                            Method of Exercise.  The Holder shall have the right to exercise the Exchange Right at any time and from time to time following the filing of the Series C Statement with the Corporation Bureau of the Department of State of the Commonwealth of Pennsylvania by giving the Company written notice of its intention to exercise such right (the “Exchange Notice”), which notice shall include a statement by the Holder of the number of shares of Series B Stock it wishes to exchange with the Company (the “Exchanged Series B Shares”) for shares of Series C Stock to be exchanged, at an exchange ratio for each such share of Series B Stock equal to the Exchange Rate, and on the Business Day following the receipt of such notice (or such other date as is specified in the Exchange Notice by mutual agreement of the parties), the parties shall consummate the transactions contemplated by the Exchange Right.  At each closing of an exercise of the Exchange Right, in whole or in part and from time to time, (i) the Holder shall deliver to the Company one or more stock certificates representing the exchanged shares of Series B Stock under the applicable Exchange Notice, free and clear of all liens, accompanied by duly executed and effective instruments of transfer and (ii) the Company shall deliver or cause to be delivered to the Holder, in book entry form to the account set forth on Schedule A hereto, the number of shares of Series C Stock to be issued to the Holder in exchange for the shares of Series B Stock delivered to the Company.

2.4.                            Mandatory Exchange.  Subject to and upon the terms and conditions set forth in this Agreement, at 12:01 a.m. Eastern Time on the second Business Day prior to the Record Date, each remaining outstanding share of Series B Stock held by the Holder shall automatically be exchanged for shares of Series C Stock (the “Mandatory Exchange”), at an exchange ratio for each share of Series B Stock subject to the Mandatory Exchange equal to the Exchange Rate, without the Holder (or any other party) taking any action.  On the Record Date, in recognition of such automatic exchange, (i) the Holder shall deliver to the Company one or more stock certificates representing all of the shares of Series B Stock that have been automatically exchanged, free and clear of all liens, accompanied by duly executed and effective instruments of transfer and (ii) the Company shall deliver or cause to be delivered to the Holder, in book entry form to an account to be designated by the Holder within fifteen (15) days of the date hereof, the number of shares of Series C Stock to be exchanged with the Holder for the shares of Series B Stock so exchanged; provided, however, that the delay or failure by either party to satisfy its obligations pursuant to this sentence shall not in any way delay or invalidate the automatic exchange effectuated pursuant to the first sentence of this Section 2.4.

2.5.                            Call Right.

(a)                                 The Company shall notify the Holder of the anticipated Record Date not less than twenty (20) Business Days prior to such date.  No more than five (5) Business

Days after receiving such notification from the Company, the Holder shall deliver to the Company a written estimate of the number of each class of Company Securities that the Holder, to its knowledge, Beneficially Owns (within the meaning of clause (ii) of the definition thereof) as of such date.  The Company shall then promptly (but in any event no more than five (5) Business Days after receiving such estimate from the Holder) provide Holder with the Company’s good faith calculation, assuming the accuracy of the Holder’s estimate, of the minimum number of shares of Series C Stock that the Company would need to acquire such that the Holder’s Beneficial Ownership (within the meaning of clause (ii) of the definition thereof) of Propco Stock immediately following the Spin-Off will not exceed the Propco Ownership Limit (the “Company Sample Calculation”), with reasonable supporting documentation.  The Company and the Holder shall cooperate with each other, and provide each other with such reasonable access to their respective books, records and relevant employees as they may reasonably request, to confirm the accuracy of the Company Sample Calculation and of the method of calculation used by the Company in making the Company Sample Calculation, and to revise the Company Sample Calculation until both the Company and the Holder agree that it is accurate.  The final Company Sample Calculation agreed to by the Company and the Holder is referred to herein as the “Final Sample Calculation.”  In the absence of an agreement between the Company and the Holder regarding the Company Sample Calculation, the last calculation proposed by the Company in accordance with this Section 2.5(a) prior to the delivery of a Call Exercise Notice shall be deemed to be the Final Sample Calculation.

(b)                                 Subject to and upon the terms and conditions set forth in this Agreement, the Company shall have the right (the “Company Call Right”) to purchase from the Holder, on the second Business Day prior to the Record Date, shares of Series C Stock, for a purchase price equal to the Ceiling Price per 1/1,000 share, such that immediately following the consummation of the Spin-Off (and taking into account the Mandatory Exchange pursuant to Section 2.4), the Holder shall, to its and the Company’s knowledge, Beneficially Own (within the meaning of clause (ii) of the definition thereof) the greatest possible number of shares of Propco Stock that is not more than 9.9% of the outstanding Propco Stock (the “Propco Ownership Limit”).

(c)                                  On the seventh Business Day prior to the Record Date, the Holder shall deliver to the Company a certificate signed by an authorized representative of the Holder setting forth the number of each class of Company Securities that the Holder, to its knowledge, Beneficially Owns (within the meaning of clause (ii) of the definition thereof) as of such date.  If the Company exercises the Company Call Right, the Company shall give the Holder notice in writing at least three Business Days (but no more than five Business Days) prior to the Record Date stating such election (the “Call Exercise Notice”).  The Call Exercise Notice shall include, with reasonable supporting documentation, the Company’s good faith calculation of (i) the minimum number of shares of Series C Stock that the Company must acquire such that the Holder’s Beneficial Ownership (within the meaning of clause (ii) of the definition thereof) of Propco Stock immediately following the Spin-Off will not exceed the Propco Ownership Limit (the “Call Shares”), prepared using the same principles and methodology used in the calculating the Final Sample Calculation, which shall be the number of shares of Series C Stock that the Company will acquire pursuant to the Company Call Right, and (ii) the purchase price of the Call Shares pursuant to Section 2.5(b) (the “Call Purchase Price”).  The Company’s calculation of the number of Call Shares and the Call Purchase Price shall be binding on the Holder absent manifest error.  Once delivered, the Call Exercise Notice shall be irrevocable except (i) if the Company publicly announces the abandonment of its efforts to complete the Spin-Off, in which case such Call Exercise Notice shall be deemed withdrawn or (ii) as otherwise mutually agreed by the Company and Holder.

(d)                                 Upon delivery of the Call Exercise Notice, the Company and the Holder will promptly prepare all required documentation.  At the closing of the exercise of the Company Call Right, (i) the Holder shall deliver to the Company one or more stock certificates representing the Call Shares, or effectuate the book-entry transfer of any Call Shares held in book entry form,  in each case free and clear of all liens, accompanied by duly executed and effective instruments of transfer and (ii) the Company shall deliver or cause to be delivered to the Holder by wire transfer of immediately available United States funds a cash amount equal to the Call Purchase Price.

3.                                      Representations and Warranties of the Company.  Except as set forth in the disclosure letter delivered to the Holder concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Holder as follows:

3.1.                            Corporate Existence and Power.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction, except where the failure to be in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2.                            Capitalization.

(a)                                 As of November 30, 2012, the authorized capital stock of the Company consists of:

(i)                                     200,000,000 shares of Company Common Stock, of which 77,354,485 shares were issued and outstanding (including 210,527 outstanding Company Restricted Shares);

(ii)                                  1,000,000 shares of preferred stock, par value $.01 per share, of which 12,275 shares of Series B Stock were issued and outstanding; and

(iii)                               outstanding Company Options to purchase an aggregate of 11,899,679 shares of Company Common Stock, with a weighted average exercise price of $30.54 per share.

All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right, other than as provided for in the Transaction Agreements.  As of November 30, 2012, no shares of Company Common Stock were held in the treasury of the Company.

(b)                                 Except as set forth in Section 3.2(a) and except for 1,485,905 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Plans,

as of the date of this Agreement, there have not been reserved for issuance, and there are no outstanding:  (i) shares of capital stock or other voting securities of the Company; (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) Company Options or other rights or options to acquire from the Company, or obligations of the Company to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of the Company; or (iv) equity equivalent interests in the ownership or earnings of the Company or other similar rights in respect of the Company (the securities described in clauses (i) through (iv) are collectively referred to as the “Company Securities”).  There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.  There are no preemptive rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any Company Securities.  Except as set forth in Section 3.2 of the Company Disclosure Letter, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the voting or registration of any shares of capital stock of the Company or preemptive rights with respect thereto.

3.3.                            Authorization.  The Company has and Propco will have all requisite corporate power to enter into the Transaction Agreements to which it is or will be a party and to carry out and perform their respective obligations under the terms of the Transaction Agreements to which it is or will be a party.  All corporate action on the part of the Company, Propco, and their respective officers, directors and stockholders necessary for the authorization of the Series C Stock and the filing of the Series C Statement and the authorization, execution, delivery and performance of the Transaction Agreements to which it is or will be a party has been taken or in the case of the Propco Investor Rights Agreement will be taken prior to the Record Date.  Except as set forth in Section 3.3 of the Company Disclosure Letter, the execution, delivery and performance of the Transaction Agreements by the Company and the issuance of the Company Common Stock upon conversion of the Series C Stock do not require any approval of the Company’s stockholders.  Assuming this Agreement and the Investor Rights Supplement constitute legal and binding agreements of the Holder and the Propco Investor Rights Agreement will constitute a legal and binding agreement of the Holder, this Agreement and the Investor Rights Supplement constitute, and, upon the consummation of the Spin-Off, the Propco Investor Rights Agreement will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.4.                            Valid Issuance.  The Series C Stock being issued to the Holder pursuant to this Agreement will, upon issuance pursuant to the terms of this Agreement and upon payment therefor, be duly authorized, validly issued, fully paid and non-assessable.  Subject to the accuracy of the representations made by the Holder in Section 4, the Series C Stock will be issued to the Holder in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act.

3.5.                            Governmental Authorization.  The execution, delivery and performance by the Company of the Transaction Agreements and the transactions contemplated hereby do not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than (i) any consents, approvals, authorizations and permits as are set forth in Section 3.5 of the Company Disclosure Letter (collectively, the “Required Approvals”); (ii) such action as shall be necessary to eliminate the Series B Consent Right; and (iii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (B) prevent the Company from performing its material obligations under the Transaction Agreements.

3.6.                            No Conflict.  Except as set forth in Section 3.5, no material consent, approval, order or authorization of any third party that is not a Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company.  The execution, delivery and performance of the Transaction Agreements by the Company will not (i) conflict with or result in any violation of any provision of the articles of incorporation or by-laws of the Company or (ii) conflict with or violate any applicable Law, other than, in the case of (ii) above, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.7.                            Anti-Takeover Provisions.  No “fair price,” “merger moratorium,” “control share acquisition,” or other anti-takeover or similar statute or regulation applies or purports to apply to this Agreement or the transactions contemplated hereby, except for (i) those which have been made not applicable to this Agreement or the transactions contemplated hereby by valid action of the Company’s board of directors prior to the execution and delivery hereof or (ii) those which do not restrict or prohibit this Agreement or the Transactions or the Series C Statement.

3.8.                            Board Approval.   The Company’s board of directors has approved the execution, delivery and performance of this Agreement or the transactions contemplated hereby for purposes of Section 5.1(c) of the Investors Rights Agreement.

4.                                      Representations and Warranties of the Holder.  The Holder represents and warrants to the Company as follows:

4.1.                            Organization.  The Holder is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to consummate the transactions contemplated by the Transaction Agreements and to perform each of its obligations under the terms of the Transaction Agreements.

4.2.                            Authorization.  All corporate, member or partnership action on the part of the Holder or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of the Transaction Agreements has been taken.  Assuming this Agreement and the Investor Rights Supplement constitute legal and binding agreements of the Company and the Propco Investor Rights Agreement will constitute a legal and binding agreement of Propco, this Agreement and the Investor Rights Supplement constitute, and, following the consummation of the Spin-Off, the Propco Investor Rights Agreement will constitute, legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.                            No Conflict.  No material consent, approval, order or authorization of any Governmental Authority or any third party that is not a Governmental Authority is required for the execution, delivery and performance of this Agreement by the Holder.  The execution, delivery and performance of the Transaction Agreements by the Holder will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational documents of the Holder or (ii) conflict with or violate any applicable Law, other than, in the case of (ii) above, as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Holder to perform its obligations under the Transaction Agreements.

4.4.                            Company Securities.  As of the date of this Agreement, (a) Fortress collectively owns of record (i) 9,750 shares of Series B Stock free and clear of all liens, (ii) 176,017 shares of Company Common Stock and (iii) no other Company Securities, and (b) to the Holder’s knowledge, the Holder Beneficially Owns (i) 9,750 shares of Series B Stock free and clear of all liens, (ii) 176,017 shares of Company Common Stock and (iii) no other Company Securities.

4.5.                            Acquisition Entirely for Own Account.  The Holder is acquiring the Series C Stock for its own account and not with a view to, or for sale in connection with, any distribution of the Series C Stock in violation of the Securities Act.  Except as set forth herein, the Holder has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Series C Stock.

4.6.                            Investor Status.  The Holder certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Holder’s financial condition is such that it is able to bear the risk of holding the Series C Stock for an indefinite period of time and the risk of loss of its entire investment.  The Holder has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.7.                            Securities Not Registered.  The Holder understands that the Series C Stock has not been registered under the Securities Act, by reason of its issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Series C Stock must continue to be held by such Holder unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  The Holder understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.8.                            Tax Matters.  The Holder is a United States person within the meaning of Section 7701(a)(30) of the Code.

5.                                      Covenants.

5.1.                            Transfer Restrictions.

(a)                                 Limitations on Transfer of Series B.  From and after the date of this Agreement until the earlier to occur of (i) the consummation of the Spin-Off or (ii) the date the Company publicly announces the abandonment of its efforts to complete the Spin-Off, the Holder may not directly or indirectly sell, transfer or otherwise dispose of (“Transfer”), or enter into any agreement, arrangement or understanding to Transfer, any portion of any shares of Series B Stock to any Person without the prior written consent of the Company (which consent may be given or withheld, or made subject to such conditions as are determined by the Company, in its sole discretion) other than in accordance with the terms and conditions of Sections 2.2, 2.4, 2.5 and 5.1(b).

(b)                                 Permitted Series B Transfers.  Notwithstanding the provisions of Section 5.1(a) but subject to the provisions of Section 5.1(c), the Holder may Transfer any or all of its shares of Series B Stock to any Person that enters into an Adoption Agreement, the Investor Rights Agreement and the Investor Rights Supplement as if it were a party hereto and thereto; provided, however, that prior to January 31, 2013, the Holder may not Transfer any shares of Series B Stock if, following such Transfer, the Holder would hold less than a majority of the outstanding shares of Series B Stock.

(c)                                  No Transfer During Call Period.  Notwithstanding anything herein to the contrary, from and after the seventh Business Day prior to the Record Date and until the day after the Record Date, the Holder (i) may not Transfer, or enter into any agreement, arrangement or understanding to Transfer, any Company Securities to any Person (other than to an Affiliate that enters into an Adoption Agreement, the Investor Rights Agreement and the Investor Rights Supplement as if it were a party hereto and thereto), and (ii) may not acquire, or enter into any agreement, arrangement or understanding to acquire, and shall cause its Affiliates not to acquire, or enter into any agreement, arrangement or understanding to acquire, any Company Securities, in each case without the prior written consent of the Company (which consent may be given or withheld, or made subject to such conditions as are determined by the Company, in its sole discretion).

(d)                                 Limitations on Transfer of Series C.  From and after the date of this Agreement until the earlier to occur of (i) the consummation of the Spin-Off or (ii) the date the Company publicly announces the abandonment of its efforts to complete the Spin-Off, the Holder may not Transfer any shares of Series C Stock to any Person that is or would thereby become the Beneficial Owner of shares of Company Common Stock such that, immediately following the consummation of the Spin-Off, such Person would Beneficially Own a number of shares of Propco Stock in excess of the Propco Ownership Limit; provided that such restriction shall not apply to (i) open-market sales with respect to which the Holder and its representatives do not know, and would not be reasonably expected to know, whether the purchaser would Beneficially Own, immediately following the consummation of the Spin-Off, a number of shares of Propco Stock in excess of the Propco Ownership Limit or (ii) a major investment bank that may be acting as an intermediary in connection with a prearranged transaction if the Holder instructs, and uses commercially reasonable efforts to cause, such investment bank not to sell to purchaser(s) in any such prearranged transaction that as a result of such transaction would immediately following the consummation of the Spin-Off, Beneficially Own a number of shares of Propco Stock in excess of the Propco Ownership Limit.

(e)                                  Conversion of Series C.  The Company agrees, in connection with a Transfer of shares of Series C Stock that will result in the conversion of such shares of Series C Stock to Company Common Stock in accordance with the Series C Statement, to use its reasonable best efforts to cause the Company’s transfer agent to deliver such shares of Company Common Stock to such Transferee within the time period required to settle such transaction.  The parties acknowledge and agree that under no circumstance shall the Holder be permitted to own the shares of Company Common Stock issuable upon conversion of shares of Series C Stock.

(f)                                   In Tandem Sales.  If at any time within two years following the Spin-Off,  (i) the Holder, (ii) PNG Holdings LLC, (iii) any other Person for which Fortress controls the right to make investment decisions (including the ability to veto sale decisions), and (iv) any Affiliate or Affiliates to which any of the Persons referred to in clauses (i)-(iii) transfers shares of Company Stock or Propco Stock referred to in this Section 5.1(f) (the Persons referred to in clauses (i)-(iii), individually a “Restricted Holder,” and collectively the “Restricted Holders”), determines to Transfer any shares of Company Stock in respect of which shares of Propco Stock are received in the Spin-Off or any shares of Propco Stock received in respect of shares of Company Stock in the Spin-Off, the Holder and each Affiliate that enters into an Adoption Agreement shall, and shall cause any such other Restricted Holder to, Transfer such shares of Company Stock or Propco Stock, as the case may be, in tandem with the shares of Propco Stock received in respect of shares of Company Stock in the Spin-Off or shares of Company Stock in respect of which shares of Propco Stock were received in the Spin-Off, as the case may be (and shall use reasonable best efforts to consummate such Transfers at approximately the same time).  For purposes of this Section 5.1(f), (A) subject to clauses (B) through (D), Transfers shall be deemed to have occurred “in tandem” if and only if the Transfers of the respective shares of Company Stock and Propco Stock are (i) commenced at approximately the same time and as part of the same plan and (ii) if not consummated on the same day, the Transfers are completed not more than three months apart, and in all events within the holder’s same taxable year; (B) a Transfer shall not be deemed to have occurred “in tandem” unless the Transfers of the respective shares of Company Stock and Propco Stock occur in the same form (e.g., sale or distribution); (C) a Transfer to an Affiliate of the respective holder shall not be deemed to have occurred “in tandem” unless the respective shares of Company Stock and Propco Stock are Transferred to the same Affiliate and such Affiliate enters into an Adoption Agreement; and (D) a Transfer shall not be deemed to be “in tandem” unless such Transfer consists of shares of Company Stock in respect of which shares of Propco Stock were received in the Spin-Off or Propco Stock received in respect of such shares of Company Stock in the Spin-Off, as applicable (and not, for the avoidance of doubt, shares of Company Stock or Propco Stock acquired after the Record Date or shares of Propco Stock, if any, distributed by Propco).

(g)                                  Voided Transfers.  Any purported Transfer which is not in accordance with the terms and conditions of this Section 5.1 shall be, to the fullest extent permitted by law, null and void ab initio and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

5.2.                            Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all appropriate actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the Exchange Right, the Mandatory Exchange and the Company Call Right, including preparing and filing as promptly as reasonably practicable all documentation to obtain all Required Approvals; provided, however, that in no event shall the Company or any of its Subsidiaries or Fortress or any of its Affiliates be required to pay any fee, penalty or other consideration (other than de minimis amounts or required filing fees) to obtain any consent, approval or waiver required for the consummation of the Exchange Right, the Mandatory Exchange and the Company Call Right under any contract and nothing in this Agreement or otherwise shall limit the Company’s right to terminate its efforts to effect the Spin-Off, acting in its sole discretion.  The Company shall keep the Holder reasonably informed as to status of, and any material communications relating to, all such Required Approvals.

5.3.                            Propco Investor Rights Agreement.  Prior to the consummation of the Spin-Off, the Holder shall, and the Company shall cause Propco to, execute and deliver an investor rights agreement between the Holder and Propco in the form attached hereto as Exhibit C, subject to such ministerial changes thereto as the counsel to Propco and the Holder agree to be necessary or desirable (the “Propco Investor Rights Agreement”).

5.4.                            Tax Matters.  Fortress shall deliver to KPMG LLP and Wachtell, Lipton, Rosen & Katz (the “Tax Advisors”) a certificate signed by an authorized representative of Fortress and dated as of the date of the Spin-Off, with the representations set forth in Exhibit D, with such additions or modifications as may be mutually agreed to by Fortress and the Tax Advisors after the date hereof.  The Company and the Holder understand that the consummation of the Spin-Off shall be conditioned on, among other things, the continued validity of the ruling received by the Company from the Internal Revenue Service in connection with the Spin-Off and the receipt of opinions of the Tax Advisors which are acceptable to the Company’s board of directors.   Although the parties acknowledge that the Tax Advisors may require additional representations, neither Fortress nor any of its Affiliates shall be required to make any representations to the Tax Advisors other than the representations set forth in Exhibit D.

5.5.                            Certain Information Regarding the Holder’s Ownership.  From and after the date of this Agreement until the second anniversary of the consummation of the Spin-Off, the Holder shall notify the Company promptly after its obtains knowledge that it Beneficially Owns 9.9% or more of the total combined voting power, total number, or total value, of all shares of stock of the Company.  In addition, from and after the date of this Agreement until the second anniversary of the consummation of the Spin-Off, the Holder shall deliver to the Company, at such times as may reasonably be requested by the Company, a certificate signed by an authorized representative of the Holder setting forth (a) the number of each class of securities of the Company owned of record by Fortress and (b) to its knowledge, the number of each class of securities of the Company Beneficially Owned by the Holder.

5.6.                            Legend on Series C Stock.

(a)                                 Each certificate representing shares of Series C Stock issued to the Holder shall bear the following legend on the face thereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN EXCHANGE AGREEMENT DATED AS OF JANUARY 16, 2013, AMONG PENN NATIONAL GAMING, INC. (THE “COMPANY”) AND FIF V PFD LLC, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)                                 The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Series C Stock in order to implement the restrictions on Transfer set forth in this Agreement.

(c)                                  In connection with any Transfer of shares of Series C Stock, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with this Agreement and with applicable securities and other Laws.

5.7.                            Shareholder Vote.  If the Company calls, convenes and holds a meeting of its shareholders for the purpose of eliminating any consent or approval rights that the holders of the Series B Stock may have with respect to the Spin-Off and the transactions contemplated hereby (a “Company Meeting”), the Company agrees that, at the Holder’s request, it shall also, at the Company Meeting (i) seek the requisite approval of the Company’s shareholders for an amendment of the articles of incorporation of the Company to create a class of non-voting common stock (“Non-Voting Common Stock”) that automatically converts into voting common stock of the Company upon sale by the initial holder of such non-voting common stock to any person other than the Company or an Affiliate of such holder (the “Charter Amendment”), with at least 18,320,960 shares of Non-Voting Common Stock authorized, and (ii) recommend that shareholders of the Company approve the Charter Amendment.  If the Charter Amendment is approved, the parties shall cooperate in good faith to adopt an amendment to this Agreement to provide that Series B Stock shall be exchanged for Non-Voting Common Stock (instead of Series C Stock), subject to the Company Call Right and the restrictions and obligations set forth in Section 5.1, and an amendment to the Investor Rights Supplement reflecting the exchange into Non-Voting Common Stock (instead of Series C Stock).

5.8.                            Offer to Exchange.  The Company hereby agrees to offer to all other holders of Series B Stock the opportunity to exchange with the Company, in whole or in part, shares of Series B Stock for shares of Series C Stock on substantially the same terms and conditions as the Holder (including that such shares of Series C Stock will be subject to the mandatory exchange set forth in Section 2.4, the Company Call Right (as if such holder were the Holder) (a “New Holder Call Right”) and the restrictions and obligations set forth in Section 5.1), provided that (i) the Company will be obligated to exercise the New Holder Call Right in the event that it exercised the Company Call Right and (ii) the number of shares of Series C Stock of each other holder that accepts the exchange pursuant to the terms of this Agreement (a “New Holder”) subject to the New Holder Call Right shall be an amount equal to (x) the number of Call Shares acquired by the Company from the Holder multiplied by (y) the number of shares of Series B Stock held by the New Holder on the date it enters into a definitive agreement regarding such exchange divided by (z) 9,750.

6.                                      Termination.

6.1.                            Conditions of Termination.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time:

(a)                                 by mutual consent of the Company and the Holder;

(b)                                 by either the Company, on the one hand, or the Holder, on the other hand, if:

(i)                                     any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other Law prohibiting, restraining or rendering illegal the consummation of the transactions contemplated by this Agreement shall be in effect and shall have become final and nonappealable; or

(ii)                                  any applicable Governmental Entity shall have conclusively determined not to grant any Required Approval; or

(c)                                  by the Company, if it determines to terminate its efforts to effect the Spin-Off, acting in its sole discretion.

6.2.                            Effect of Termination.  In the event of any termination pursuant to Section 6.1, this Agreement shall become null and void and have no effect, with no continuing obligation or liability on the part of the Company or the Holder, or their directors, officers, agents or stockholders, with respect to this Agreement, provided that (i) nothing herein shall relieve any party of any liability for its willful breach and (ii) to the extent permitted by Law, the parties’ respective obligations pursuant to Sections 2.2 and 2.3 shall survive any such termination solely in respect any Exchange Notice pending as of the time of any termination pursuant to Section 6.1.  Any Call Exercise Notice that is pending at the time of any termination pursuant to Section 6.1 shall be deemed withdrawn.

7.                                      Miscellaneous Provisions.

7.1.                            Public Statements or Releases.  Neither the Company nor the Holder shall make any public announcement with respect to the existence or terms of this Agreement without the prior approval of the other parties, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, nothing in this Section 7.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under applicable law or under the rules of any national securities exchange or any Gaming Authority.

7.2.                            Interpretation.  Section and subsection references are to this Agreement unless otherwise specified.  The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  For the purposes of this Agreement and the representations made in connection herewith, whenever any party makes any representation, warranty or other statement based on such party’s “knowledge” or “awareness” (or other correlative term), such party’s representation, warranty or other statement will be understood to be limited to the party’s actual knowledge as of the date such representation, warranty or other statement is made without any obligation or duty of inquiry into the subject.  The phrase “the date of this Agreement,” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement.  The meanings given to terms defined in this Agreement will be equally applicable to both the singular and plural forms of such terms.  All matters to be agreed to by any party must be agreed to in writing by such party unless otherwise indicated in this Agreement.  References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

7.3.                            Notices.  All notices, requests and other communications to any party hereunder shall be in writing, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), by email or by facsimile, and shall be given:

(a)	if to the Company, to:

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
	Attention:	Jordan B. Savitch
	Fax:	(610) 373-4710
	Email:	jordan.savitch@pngaming.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
	Attention:	Daniel A. Neff
	Fax:	(212) 403-2000
	Email:	Daneff@wlrk.com

(b)	if to the Holder or Fortress, to

FIF V PFD LLC
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor

New York, New York 10105
Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:	Thomas M. Cerabino
Adam M. Turteltaub
Email:	tcerabino@willkie.com
aturteltaub@willkie.com
Fax:	(212) 728-8111

or such other address, email address or facsimile number as such party may hereafter specify by notice to the other parties hereto.  Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section 7.3.

7.4.                            Severability.  If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties.

7.5.                            Governing Law.

(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(b)                                 For the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby, each party irrevocably submits to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania, and, in the event there is no subject matter jurisdiction over this dispute in federal court, then to the jurisdiction of the Court of Common Pleas of Berks County.  Each party agrees to commence any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in the United States District Court for the Eastern District of Pennsylvania, and, in the event such suit, action or other proceeding may not be brought in federal court, then each party agrees to commence such suit, action or proceeding in the Court of Common Pleas of Berks County.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) the United States District Court for the Eastern District of Pennsylvania, and in (ii) the Court of Common Pleas of Berks County.  Each party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any of the aforementioned courts that any such suit, action or proceeding has been brought in an inconvenient forum.  Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 7.5 shall affect the right of any party to serve legal process in any other manner permitted by law.  The consent to jurisdiction set forth in this Section 7.5 shall not constitute a general consent to service of process in the Commonwealth of Pennsylvania and shall have no effect for any purpose except as provided in this Section 7.5.  The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

7.6.                            Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

7.7.                            Expenses.  Each of the Company and the Holder shall be responsible for their own expenses incurred in connection with the Investment and the other transactions contemplated by the Transaction Agreements (except as otherwise set forth in the Investor Rights Agreement, the Investor Rights Supplement or the Propco Investor Rights Agreement).

7.8.                            Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and any purported assignment without such consent shall be void and without effect).

7.9.                            Third Parties.  This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party nor create or establish any third party beneficiary to this Agreement or any other Transaction Agreement.

7.10.                     Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.11.                     Entire Agreement; Amendments.  This Agreement, the Investor Rights Supplement and the Investment Rights Agreement constitute the entire agreement between the parties respecting the subject matter of this Agreement and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral.  No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties unless made in writing and duly executed by the parties.

7.12.                     Survival.  The representations and warranties contained in this Agreement shall terminate upon the termination of this Agreement.

7.13.                     Representation by Counsel; Mutual Drafting.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement and hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

7.14.                     Tax Treatment.  This agreement shall constitute a plan of reorganization within the meaning of US Treasury Regulation section 1.368-3 and the acquisition of Series C Stock pursuant to the Exchange Right or Mandatory Exchange and any purchase of shares of Series C Stock pursuant to the Company Call Right are in pursuance of that plan.

*                               *                                *                               *                                *                               *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PENN NATIONAL GAMING, INC.

By:	/s/ Robert S. Ippolito
	Name:	Robert S. Ippolito
	Title:	Secretary and Treasurer

FIF V PFD LLC

By:	/s/ Wesley R. Edens
	Name:	Wesley R. Edens
	Title:	President

EXHIBIT A

EXECUTION VERSION

SUPPLEMENTARY INVESTOR RIGHTS AGREEMENT

SUPPLEMENTARY INVESTOR RIGHTS AGREEMENT dated as of January 16, 2013 (this “Supplement”), between Penn National Gaming, Inc. (the “Company”) and FIF V PFD LLC (“Fortress”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Investor Rights Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, in connection with the issuance of the Series B Preferred Stock of the Company, par value $.01 per share (“Series B Preferred Stock”) to Fortress, the Company, Fortress and other investor parties named therein (Fortress together with such other parties collectively the “Purchasers”) entered into the Investor Rights Agreement, dated July 3, 2008 (the “Investor Rights Agreement”), for purposes of granting to the Purchasers certain rights, including information rights, with respect to the Company, in each case, upon the issuance of the Preferred Stock to the Purchasers;

WHEREAS, the Company has announced its intent to pursue a series of transactions whereby the Company would contribute a majority of its real property assets to a newly formed company (“Propco”) and then distribute all of the common stock of Propco to the Company’s shareholders (the “Spin-Off”);

WHEREAS, it is expected that, following the Spin-Off, Propco would elect to be treated as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended;

WHEREAS, in connection with the proposed Spin-Off, and so that Propco may qualify as a REIT, Fortress and the Company have agreed, pursuant to that certain Exchange Agreement, dated as of January 16, 2013 (the “Exchange Agreement” and such date the “Exchange Effective Date”) to exchange all of Fortress’ shares of Series B Preferred Stock for shares of Series C Preferred Stock of the Company, par value $.01 per share (“Series C Preferred Stock”) prior to the record date of the Spin-Off (the “Record Date”), subject to the terms and conditions set forth in the Exchange Agreement; and

WHEREAS, the Company and Fortress desire that the Series C Preferred Stock be governed by the provisions of the Investor Rights Agreement to the extent set forth in this Supplement and as modified and supplemented hereby.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined herein) hereby agree as follows:

ARTICLE I
PRE-SPIN OFF

Section 1.1            Pre Spin-Off.  From and after the Exchange Effective Date until the date that the Spin-Off is consummated, the Company and Fortress agree that, as between them, the operation of the Investor Rights Agreement shall be modified as follows:

(a)           any shares of Series C Preferred Stock held by Fortress shall be treated as shares of Common Stock, which are Beneficially Owned by Fortress, for purposes of (i) the ownership thresholds specified in Sections 2.3 (Voting Agreement), 3.1(a) (Demand Registrations), 5.1 (Standstill), 5.2 (No Hedging)  and 6.1(a) (Information Rights) of the Investor Rights Agreement, and (ii) the definitions of “Company Fully Diluted Amount” and “Effective Period” as defined in the Investor Rights Agreement, with each 1/1,000th of a share of Series C Preferred Stock treated as equivalent to one share of Common Stock for purposes of clauses (i) and (ii);

(b)           any shares of Series C Preferred Stock held by Fortress which are acquired directly from the Company shall be  “Registrable Securities” as defined in the Investor Rights Agreement;

(c)           the Company shall use its commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than forty-five (45) days after the date hereof (as such term is defined in the Exchange Agreement), (or, if the Company is eligible  for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (including pursuant to Rule 415 under the Securities Act), not later than 15 days after the date hereof), a registration statement covering the sale or distribution from time to time by Holders, including without limitation, by way of underwritten offering, block sale or other distribution plan, of all of the Registrable Securities, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof;

(d)           if any offering of Registrable Securities pursuant to any Demand Registration or shelf registration is an underwritten offering, Fortress shall be entitled to select the investment bank or investment banks and managers serving as managing underwriter for the offering provided that such selections are reasonably acceptable to the Company;

(e)           the Company shall bear all Company Expenses for any Demand Registrations (including each shelf takedown); provided, however, that beginning with the third Demand Registration, Fortress (and any other selling holders, if applicable) shall bear the reasonable and documented costs and expenses of the Company’s independent accountants in connection with any such Demand Registration.  Fortress shall bear the cost of all underwriting and dealer fees, expenses and commissions for each of its sales;

(f)            certificates, if any, representing shares of Series C Preferred Stock issued to Fortress shall bear the following legend on the face thereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF JULY 3, 2008, AS MODIFIED BY THAT CERTAIN SUPPLEMENTARY INVESTOR RIGHTS AGREEMENT DATED AS OF JANUARY 16, 2013 AS AMENDED FROM TIME TO TIME (THE “AGREEMENT”), AMONG PENN NATIONAL GAMING, INC. (THE “COMPANY”) AND FIF V PFD LLC, COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(g)           the references to “Preferred Stock” in Section 3.3(a) of the Investor Rights Agreement shall be deemed to refer to Series C Preferred Stock as well as Series B Preferred Stock;

(h)           Fortress shall be entitled to request an unlimited number of Demand Registrations for Registrable Securities, provided that it may not request more than one shelf take-down in any one-month period or more than one Demand Registration of any other kind in any six-month period; and

(i)            the Company shall use its commercially reasonable efforts to facilitate, at Fortress’s request, the sale or distribution from time to time by it, including without limitation, by way of underwritten offering, block sale or other distribution plan, including any “over-night” deal or other proposed sale to be executed over a limited time frame, designated by Fortress, which efforts shall include, without limitation, those items set forth in Section 3.4 of the Investor Rights Agreement, including using its commercially reasonable efforts to cause the delivery of any instruction letters from the Company or opinions of counsel that Fortress or the Company’s transfer agent may reasonably request in connection with an overnight deal on a limited time frame.

Section 1.2            Except as expressly modified by this Supplement, all rights and obligations of the Company and Fortress under the Investor Rights Agreement shall remain in full force and effect without modification.

ARTICLE II
POST SPIN-OFF

Section 2.1            Post-Spin Off.  From and after the date that the Spin-Off is consummated, the Company and Fortress agree that, as between them, the operation of the Investor Rights Agreement shall be modified as follows:

(a)           neither Fortress nor the Company shall have any further rights or obligations under Article II (Corporate Governance), Article IV (Pre-Emptive Rights), Section 5.2 (No Hedging) or Section 6.1(d) (Information Rights) of the Investor Rights Agreement;

(b)           any shares of Series C Preferred Stock held by Fortress shall be treated as shares of Common Stock for purposes of (i) the ownership thresholds specified in Sections 3.1(a) (Demand Registrations), 5.1 (Standstill) and 6.1(a) (Information Rights) of the Investor Rights Agreement, and (ii) the definition of “Company Fully Diluted Amount” as defined in the Investor Rights Agreement, with each 1/1,000th of a share of Series C Preferred Stock treated as equivalent to one share of Common Stock for purposes of clauses (i) and (ii);

(c)           any shares of Series C Preferred Stock held by Fortress which are acquired directly from the Company shall be  “Registrable Securities” as defined in the Investor Rights Agreement;

(d)           the references to “Preferred Stock” in Section 3.3(a) of the Investor Rights Agreement shall be deemed to refer to Series C Preferred Stock as well as Series B Preferred Stock;

(e)           Fortress shall be entitled to request an unlimited number of Demand Registrations for Registrable Securities, provided that it may not request more than one shelf take-down in any three-month period or more than one Demand Registration of any other kind in any six-month period;

(f)            Section 5.1(a) (Standstill) of the Investor Rights Agreement shall not prohibit the acquisition of any Company Securities that do not result, immediately following the consummation of such acquisition, in Fortress Beneficially Owning a number of shares of Common Stock representing ten percent (10%) or more of the Company Fully-Diluted Share Amount;

(g)           Fortress shall be entitled to the information rights provided under Section 6.1 of the Investor Rights Agreement so long as it Beneficially Owns a number of shares of Common Stock representing more than five percent (5%) of the Company Fully-Diluted Share Amount; and

(h)           the Company shall use its commercially reasonable efforts to facilitate, at Fortress’s request, the sale or distribution from time to time by it, including without limitation, by way of underwritten offering, block sale or other distribution plan, including any “over-night” deal or other proposed sale to be executed over a limited time frame, designated by Fortress, which efforts shall include, without limitation, those items set forth in Section 3.4 of the Investor Rights Agreement, including using its commercially reasonable efforts to cause the delivery of any instruction letters from the Company or opinions of counsel that Fortress or the Company’s transfer agent may reasonably request.

Section 2.2            Except as expressly modified by this Supplement, all rights and obligations of the Company and Fortress under the Investor Rights Agreement shall remain in full force and effect.

ARTICLE III
TERMINATION

Section 3.1            Termination.  This Supplement may be terminated (a) at any time by the mutual written consent of the parties hereto or (b) by any party hereto, upon the termination of the Investor Rights Agreement.

Section 3.2            Effect of Termination.  From and after a termination in accordance with Section 3.1, this Supplement shall become null and void and of no further force and effect, except that Sections 4.1 (Announcements), 4.2 (Specific Performance), 4.6 (Expenses) and 4.8 (Governing Law) of this Supplement shall continue in full force and effect indefinitely.  The termination of this Agreement shall not affect any rights or obligations that shall have arisen or accrued prior the date of termination.

Section 3.3            Partial Termination.  Sections 1.1(d) and (h) of this Supplement shall terminate automatically upon the termination of the Exchange Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1            Announcements.  Neither the Company nor Fortress shall make any public announcement with respect to the existence or terms of this Supplement without the prior approval of the other party, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, nothing in this Section 4.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange.

Section 4.2            Specific Performance.  The parties to this Supplement hereby acknowledge and agree that the failure of either party to perform its agreements and covenants hereunder shall cause irreparable injury to the other party for which damages, even if available, shall not be an adequate remedy.  Accordingly, each party hereby consents, in addition to and not in lieu of monetary damages and other relief, to the issuance of injunctive relief to compel performance of such party’s obligations and to the granting of the remedy of specific performance of its obligations hereunder.

Section 4.3            Assignment; Third Party Beneficiaries.  Neither this Supplement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, other than an assignment by Fortress to an Affiliate provided (i) such Affiliate assumes all of Fortress’ agreements and obligations hereunder and (ii) no such assignment shall relieve Fortress from any of its agreements and obligations hereunder.  Subject to the foregoing, this Supplement shall be binding upon and inure to the benefit of each of the parties to this Supplement and their respective permitted successors and assigns.  Notwithstanding anything contained in this Supplement to the contrary, and except as provided for Holder Indemnitees and Company Indemnitees under Section 3.6 of the Investor Rights Agreement, nothing in this Supplement, express or implied, is intended or shall be construed to confer upon or give to any Person, other than the parties to this Supplement and their respective successors and assigns, or other persons who become bound by the terms of this Supplement, any rights or remedies under or by reason of this Supplement.

Section 4.4            Amendment; Waiver; Priority.  This Supplement may be amended, modified, waived or altered only in a writing signed by the parties hereto.  The failure of a party to insist upon the performance of any provision hereof shall not constitute a waiver of, or estoppel against, assertion of the right to require such performance, nor shall a waiver or estoppel in one case or instance imply a waiver or estoppel with respect to any other case or instance, whether of similar nature or otherwise.  In the event of a conflict between this Supplement and the Investor Rights Agreement, this Supplement shall control.

Section 4.5            Descriptive Headings.  The descriptive headings of this Supplement are inserted for convenience only and shall not constitute a part of this Supplement.

Section 4.6            Expenses.  Except as contemplated by Article III (Registration Rights) of the Investor Agreement as modified hereby, each party shall bear its own costs and expenses in connection with the negotiation, execution and performance of this Supplement.

Section 4.7            Severability.  If any term or other provision of this Supplement is invalid, illegal or incapable of being enforced by any rule of applicable law or public policy, all other conditions and provisions of this Supplement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Supplement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 4.8            Governing Law; Jurisdiction.

(a)           This Supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(b)           For the purposes of any suit, action or other proceeding between either of the parties hereto arising out of this Supplement or any transaction contemplated hereby, each party irrevocably submits to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania, and, in the event there is no subject matter jurisdiction over this dispute in Federal court, then to the jurisdiction of the Court of Common Pleas of Berks County.  Each party agrees to commence any suit, action or proceeding between either of the parties hereto arising out of this Supplement or any transaction contemplated hereby in the United States District Court for the Eastern District of Pennsylvania, and, in the event such suit, action or other proceeding may not be brought in Federal court, then each party agrees to commence such suit, action or proceeding in the Court of Common Pleas of Berks County.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between either of the parties hereto arising out of this Supplement or any transaction contemplated hereby in (i) the United States District Court for the Eastern District of

Pennsylvania, and in (ii) the Court of Common Pleas of Berks County.  Each party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any of the aforementioned courts that any such suit, action or proceeding has been brought in an inconvenient forum.  Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in the Investor Rights Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 4.8 shall affect the right of any party to serve legal process in any other manner permitted by law.  The consent to jurisdiction set forth in this Section 4.8 shall not constitute a general consent to service of process in the Commonwealth of Pennsylvania and shall have no effect for any purpose except as provided in this Section 4.8.  The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPLEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPLEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.

Section 4.9            Counterparts; Facsimile.  This Supplement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.  Any executed counterpart delivered by facsimile or other means of electronic transmission shall be deemed an original for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Supplement on the date first written above.

PENN NATIONAL GAMING, INC.

By:
Name:
Title:

FIF V PFD LLC

By:
Name:
Title:

EXHIBIT B

STATEMENT WITH RESPECT TO SHARES
OF SERIES C CONVERTIBLE PREFERRED STOCK
OF
PENN NATIONAL GAMING, INC.

In compliance with the requirements of Section 1522 of the Business Corporation Law of 1988, P.L. 1444, No. 177 (15 Pa. Cons. Stat Section 1522(c)), the undersigned company, desiring to state the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights, if any, of a class or a series of a class of its shares, HEREBY CERTIFIES THAT:

(1) The name of the corporation is Penn National Gaming, Inc. (the “Company”);

(2) The resolutions establishing and designating the class or series of shares and fixing and determining the relative rights and preferences thereof are set forth in full in Exhibit 1 attached hereto and made a part hereof;

(3) The aggregate number of shares of such class or series established and designated by (i) such resolutions, (ii) all prior statements, if any, filed under Section 1522 of the Business Corporation Law of 1988 or corresponding provisions of prior law with respect thereto, and (iii) any other provision of the Articles of Incorporation of the Company, is 31,000 shares; and

(4) The resolutions were adopted by the Board of Directors of the Company at a duly called meeting held on January 14, 2013, and shall be effective after the filing of this statement with respect to shares in the Department of State.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed in its corporate name on this 17th day of January, 2013.

PENN NATIONAL GAMING, INC.

By:
Name:	Robert S. Ippolito
Title:	Secretary and Treasurer

Exhibit 1

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Articles of Incorporation of the Company, as amended, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series C Convertible Preferred Stock:

Section 1.                                           Designation and Amount.  The shares of such series shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) and the number of shares constituting the Series C Preferred Stock shall be 18,500.  Such number of shares may be increased or decreased by resolution of the Board of Directors and the requisite filing with the Department of State of the Commonwealth of Pennsylvania; provided, that any such increase shall be limited to the number of authorized and unissued shares of undesignated Preferred Stock; and provided, further, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company, in each case, convertible into Series C Preferred Stock.

Section 2.                                           Dividends and Distributions. The holders of record of the issued and outstanding shares of Series C Preferred Stock shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:

(A)                               Holders of shares of Series C Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of common stock of the Company (“Common Stock”) in all dividends and distributions paid (whether in the form of cash, stock, other assets, or otherwise, and including, without limitation, any dividend or distribution of shares of stock or other equity, or evidences of indebtedness, of any person, including, without limitation, the Company or any subsidiary, but not including any repurchase of Common Stock or other equity interests in the Company) on the shares of Common Stock, in the amount that such holders would have received if, immediately prior to each record date in respect of which dividends or distributions are paid, each 1/1,000th of a share of Series C Preferred Stock were converted into one share of Common Stock.   Dividends or distributions payable to the holders of shares of Series C Preferred Stock pursuant to this Section 2(A) shall be declared and paid on the same dates that such dividends or distributions are declared and paid, and in the same form payable, to holders of shares of Common Stock.

(B)                               Each dividend or distribution payable pursuant to Section 2(A) hereof shall be payable to the holders of record of shares of Series C Preferred Stock as they appear on the stock records of the Company at the close of business on the record date designated by the Board of Directors for such dividends or distributions, which shall be the same day as the record date for the payment of such dividends or distributions to holders

of shares of Common Stock.   In the event the Company shall at any time effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each  such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under Section 2(A) hereof shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 3.                                           Voting Rights.

(A)                               Except as set forth below or as required by applicable law, the holders of Series C Preferred Stock shall not be entitled to vote at any meeting of the shareholders for election of members of the Board of Directors or for any other purpose or otherwise to participate in any action taken by the Company or the shareholders thereof, or to receive notice of any meeting of shareholders.

(B)                               So long as any Series C Preferred Stock remains outstanding, the Company will not, without the affirmative vote or consent of the holders of a majority of the shares of Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class) amend, alter or repeal the provisions of this Resolution, including by merger or consolidation (an “Event”), so as to adversely affect any right or privilege of the Series C Preferred Stock; provided, however, that no Event shall be deemed to adversely affect the rights and privileges of the Series C Preferred Stock, and the holders thereof shall have no right to vote with respect to such Event, if (x) following such Event, the Series C Preferred Stock remains outstanding with the terms thereof not adversely changed and represent an interest in the same issuer in which holders of Common Stock prior to such Event will hold their shares following such Event or (y) in connection with an Event in which the Company is not the surviving entity, the Series C Preferred Stock is exchanged for a security (a “Replacement Security”) with rights, preferences, privileges and voting powers that are no less favorable than the rights, preferences, privileges and voting powers of the Series C Preferred Stock (it being understood that a Replacement Security shall not be deemed to have rights, preferences, privileges or voting power that are less favorable than the Series C Preferred Stock if the difference in the rights, preferences, privileges or voting power is caused solely by differences between the state law of the jurisdiction of incorporation of the Company and the jurisdiction of incorporation of the issuer of the Replacement Security).

(C)                               On each matter submitted to a vote of the holders of Series C Preferred Stock in accordance with this Resolution, or as otherwise required by applicable law, each share of Series C Preferred Stock shall be entitled to one vote. With respect to each share of Series C Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of such holder.

Section 4.                                           Reacquired Shares.  Any shares of Series C Preferred Stock duly converted in accordance with this Statement with Respect to Shares or otherwise reacquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Statement with Respect to Shares creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 5.                                           Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $1.00 per share, plus an amount equal to declared and unpaid dividends and distributions thereon, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Company shall at any time effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6.                                           Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment set forth in the following sentence, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company shall at any time effect a subdivision or combination or consolidation of the outstanding shares of Common Stock, by reclassification or otherwise (except by payment of a dividend in shares of Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.                                           Mandatory Conversion.  If, at any time (such date the “Conversion Date”), any share of Series C Preferred shall be Transferred to any person other than the Company or an Affiliate of the Initial Holder who held such share (such share a “Transferred Share”), each 1/1,000 of a Transferred Share shall automatically convert to one share of Common Stock, effective as of the close of business on the Conversion Date.  In no event shall any Initial Holder or any of its Affiliates be permitted to own the shares of Common Stock issuable upon such conversion. In the event the Company shall at any time, on or prior to the Conversion Date, effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the number of shares of Common Stock to be issued upon conversion of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  For purposes of this Resolution, “Affiliate” means, with respect to any person or entity, any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person or entity; the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person or entity, and “Transfer” means the sale, transfer, assignment or other disposition of any share of Series C Preferred Stock.

Section 8.                                           Conversion Procedures.

(A)                               An Initial Holder shall immediately provide written notice to the Company of any Transfer by such Initial Holder of any share of Series C Preferred Stock to a person other than the Company or an Affiliate of such Initial Holder, which notice shall state the number of shares of Series C Preferred Stock subject to the Transfer, the person acquiring such shares and the Conversion Date.

(B)                               Effective immediately prior to the close of business on the Conversion Date with respect to any Transferred Share, but subject to the consummation of the Transfer of such share, dividends shall no longer be declared on such Transferred Share and such Transferred Share shall cease to be outstanding.

(C)                               Prior to the close of business on the Conversion Date with respect to any Transferred Share, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such Transferred Share shall have no rights with respect to Common Stock (including voting rights or rights to respond to tender offers for Common Stock) by virtue of holding such Transferred Share.

(D)                               The person or persons entitled to receive Common Stock issuable upon conversion of Transferred Shares shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Conversion Date with respect thereto. In the event that an Initial Holder fails to by written notice designate the name in which shares of Common Stock to be issued upon conversion of Transferred

Shares should be registered in the Company’s transfer records or the manner in which such shares should be delivered, the Company shall not be obligated to register or deliver such shares, until such written notice is provided, and until such time, such shares of Common Stock shall be issued in the name of the Company, which will hold such shares and all distributions thereon in trust for the transferee, subject to reimbursement by the rightful owner for reasonable out-of-pocket expenses incurred in connection therewith.

(E)                                As soon as reasonably practicable following the Conversion Date with respect to any Transferred Share, certificates representing shares of Common Stock shall be issued and delivered to the holder thereof or such holder’s designee upon presentation and surrender of the certificate evidencing the Transferred Share to the Company, or in the case of book-entry shares, a book-entry transfer and, if applicable, notice to the Company’s transfer agent, will be made by the Company upon the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, as applicable.

Section 9.                                           No Redemption.  The shares of Series C Preferred Stock shall not be redeemable.

Section 10.                                    Rank.  The Series C Preferred Stock shall rank junior to any other class of the Company’s Preferred Stock with respect to the payment of dividends and the distribution of assets.

Section 11.                                    Destroyed / Lost Certificates.  If any Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of Series C Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Company, an indemnity on customary terms for such situations reasonably satisfactory to the Company

Section 12.                                    Certain Tax Matters.   The Company shall be entitled to deduct and withhold from any payment of cash, shares of Common Stock or other consideration payable to a holder of a share of Series C Preferred Stock, any amounts required to be deducted or withheld under applicable U.S. federal, state, local or foreign tax laws with respect to such payment.  In the event the Company previously remitted withholding taxes to a governmental authority in respect of any amount treated as a distribution on a share of Series C Preferred Stock, the Company shall be entitled to offset any such taxes against any amounts otherwise payable in respect of such share of Series C Preferred Stock.

EXHIBIT C

INVESTOR RIGHTS AGREEMENT BY AND AMONG

[PROPCO]

and

FIF V PFD LLC

Dated as of  [  ], 20

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	C-1

ARTICLE II
REGISTRATION RIGHTS

Section 2.1	Demand Registrations	C-4

Section 2.2	Piggyback Registrations	C-6

Section 2.3	Lock-Up Agreements	C-7

Section 2.4	Registration Procedures	C-8

Section 2.5	Rule 144	C-12

Section 2.6	Indemnification	C-13

Section 2.7	Rule 144	C-15

Section 2.8	Underwritten Registrations	C-16

Section 2.9	Registration Expenses	C-16

Section 2.10	Blackout Periods	C-17

ARTICLE III INFORMATION RIGHTS

Section 3.1	Information Rights	C-17

Section 3.2	Corporate Opportunities	C-19

ARTICLE IV

HOLDER OWNERSHIP LIMITATION

Section 4.1	Holder Ownership Limitation	C-19

ARTICLE V
REPRESENTATIONS

i

ii

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered this [   ] day of [     ], 20    , between [PropCo] (the “Company”) and FIF V PFD LLC (“Holder”).

W I T N E S S E T H :

WHEREAS, Penn National Gaming, Inc. (“Penn”) has announced that it will contribute a majority of  its real property assets to the Company, a newly formed company, and then distribute all of the stock of the Company (“Common Stock”) to Penn’s shareholders (the “Spin-Off”);

WHEREAS, the Holder will receive Common Stock of the Company in the Spin-Off;

WHEREAS, in connection with the issuance through the Spin-Off of the Common Stock to the Holder, the Company and the Holder have entered into this Agreement for purposes, among others, of (a) granting to the Holder certain rights in connection with the sale or transfer of the Common Stock and (b) granting to the Holder certain other rights, including information rights, with respect to the Company, in each case, upon the issuance of the Common Stock to the Holder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined herein) hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  When used in this Agreement, the following terms shall have the meanings set forth below:

(a)                                 “Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

(b)                                 “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

(c)                                  “Agreement” shall have the meaning set forth in the Preamble.

(d)                                 “Associate” shall have the meaning given to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

(e)                                  “Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement (i) the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time and (ii) a Person shall be deemed to Beneficially Own any security that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, is the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities.

(f)                                   “Beneficial Tax Ownership” shall mean ownership of securities by a Person who would be treated as an owner of such securities within the meaning of Section 856(d)(2)(B) of the Code either directly, indirectly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.

(g)                                  “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

(h)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(i)                                     “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

(j)                                    “Company” shall have the meaning set forth in the Preamble.

(k)                                 “Company Fully-Diluted Share Amount” means a number equal to the sum of: (i) the aggregate number of shares of Common Stock (including restricted stock) issued and outstanding as of the determination date, plus (ii) the aggregate number of shares of Common Stock underlying Options that would be deemed outstanding as of the determination date for purposes of calculating earnings per share under the treasury stock method described in paragraphs 17-19 of FAS-128 (provided, however, that, in applying the treasury stock method, all issued and outstanding Options, whether vested or unvested, shall be deemed to be vested as of the determination date).

(l)                                     “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(m)                             “Effective Date” shall mean the date on which shares of Common Stock are issued to the Holder in the Spin-Off.

(n)                                 “Effective Period” shall mean a period beginning on the Effective Date and ending on the earlier of (i) such time as all securities of the Company which were Registrable Securities cease to be Registrable Securities and (ii) such time as the Holder, together with its Affiliates, Beneficially Owns a number of shares of Common Stock representing less than two and one half percent (2.5%) of the Company Fully-Diluted Share Amount.

(o)                                 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

(q)                                 “Gaming Authority” means any Governmental Entity with regulatory control or jurisdiction over casino, pari-mutuel, lottery or other gaming activities and operations.

(r)                                    “Governmental Entity” shall mean any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or any government or political subdivision thereof, in each case, whether national, federal, tribal, provincial, state, regional, local or municipal, or any self-regulatory organization.

(s)                                   “Holder” shall have the meaning set forth in the Preamble.

(t)                                    “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

(u)                                 “Law” means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

(v)                                 “Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(w)                               “Other Securities” means shares of equity securities of the Company other than Registrable Securities.

(x)                                 “Parties” shall mean the parties to this Agreement.

(y)                                 “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group.

(z)                                  “Plan Asset Regulation” shall mean the regulation issued by the Department of Labor, 29 C.F.R. § 2510.3-101.

(aa)                          “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(bb)                          “Registrable Securities” means (i) any shares of Common Stock distributed to the Holder in the Spin-Off and (ii) any securities issued directly or indirectly with respect to such Common Stock because of stock splits, stock dividends, reclassifications, mergers, consolidations, or similar events.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act.

(cc)                            “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(dd)                          “Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

(ee)                            “Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

(ff)                              “SEC” means the United States Securities and Exchange Commission.

(gg)                            “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

(hh)                          “Subsidiary” means, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than 50% of the equity interests of the second Person).

ARTICLE II
REGISTRATION RIGHTS

Section 2.1                                    Demand Registrations.

(a)                                 At any time and from time to time during the Effective Period,  the Holder shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by the Holder and requested by such Demand Notice to be so registered (a “Demand Registration”).  A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.

(b)                                 Following receipt of a Demand Notice, the Company shall use its commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than 60 days after receipt by the Company of such Demand Notice (or, if the Company is eligible  for Short-Form Registration (as defined below), not later than 30 days after receipt by the Company of such Demand Notice), a Registration Statement (including, without limitation, on Form S-3 (or any comparable or successor form or forms or any similar short-form registration) by means of a shelf registration pursuant to Rule 415 under the Securities Act, if so requested and the Company is then eligible to use such a registration and if there is no then-currently effective shelf registration statement on file with the SEC which would cover all the Registrable Securities requested to be registered) relating to the offer and sale of the Registrable Securities requested to be included therein by the Holder in accordance with the method or methods of disposition of the applicable Registrable Securities elected by the Holder, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(c)                                  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a fully marketed underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holder in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the amount, price, timing or distribution of the Registrable Securities to be so included, then there shall be included in such offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering.

(d)                                 The Holder shall be entitled to request no more than four Demand Registrations on the Company, and in no event shall the Company be required to effect more than one Demand Registration in any nine month period.

(e)                                  In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(f)                                   Subject to Section 2.5, in addition to the Demand Registrations provided pursuant to this Section 2.1, at all times from the 60 day anniversary of the date on which the Company becomes eligible to use a Short-Form Registration (as defined below) (such date the “Eligible Date”) through the end of the Effective Period, the Company will use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (including pursuant to Rule 415 under the Securities Act) (“Short-Form Registration”) and such Short-Form Registration shall be filed by the Company on or before the 60 day anniversary of the Eligible Date and constitute a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities, pursuant to Rule 415 under the Securities Act, to permit the distribution of the Registrable Securities in accordance with the methods of distribution elected by the Holder.  Upon filing a Short-Form Registration, through the end of the Effective Period, the Company will use its commercially reasonable efforts to keep such Short-Form Registration effective with the SEC at all times and to refile such Short-Form Registration upon its expiration, and to cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration as may reasonably be requested by the Holder or as otherwise required.

(g)                                  If, at any time during the Effective Period after the Company has effected a Short-Form Registration in accordance with Section 2.1(f) hereof, the Company shall receive a request form the Holder to facilitate a sale, pursuant to an existing shelf registration statement, of all or a portion of the Registrable Securities registered thereon and specifying the intended method of disposition thereof as an underwritten block trade (such request, a “Block Trade Shelf Takedown”), then the Company shall use its commercially reasonable efforts to facilitate, as expeditiously as possible within 3 Business Days after the date that the Company receives a Block Trade Shelf Takedown, or such other period as is reasonably determined by the agreement of the Holder and the Company, the sale of all Registrable Securities for which the Holder has requested a sale under this Section 2.1(g).

Section 2.2                                    Piggyback Registrations.

(a)                                 If, at any time during the Effective Period, the Company (other than pursuant to Section 2.1) proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan, or (iii) pursuant to a Demand Registration in accordance with Section 2.1 hereof), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall use commercially reasonable efforts to give written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holder.  The Piggyback Notice shall offer the Holder the opportunity to include in such registration statement the number of Registrable Securities as it may request (a “Piggyback Registration”).  Subject to Section 2.2(b) hereof, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from the Holder a written request for inclusion therein within 15 days following receipt of any Piggyback Notice by the Holder, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Holder and the intended method of distribution thereof.  The Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 2 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.  The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.  No Piggyback Registration shall count towards registrations required under Section 2.1.

(b)                                 If any of the securities to be registered pursuant to the registration giving rise to the Holder’s rights under this Section 2.2 are to be sold in an underwritten offering, the Holder shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any Other Securities included therein; provided, however, that if such offering involves a fully marketed underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such fully marketed underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)                                     first, all Other Securities being sold by the Company or by any Person (other than the Holder) exercising a contractual right to demand registration;

(ii)                                  second, all Registrable Securities requested to be included by the Holder; and

(iii)                               third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.3                                    Lock-Up Agreements.

(a)                                 The Holder agrees, in connection with any underwritten offering made during the Effective Period pursuant to a Registration Statement filed pursuant to this Article II in which the Holder has elected to include Registrable Securities, if requested (pursuant to a written notice) by the managing underwriter(s), not to effect any public sale or distribution of any common equity securities of the Company (or securities redeemable for or convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related Registration Statement (or a Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made; provided, that the Holder shall only be so bound so long as and to the extent that each (i) other stockholder having registration rights with respect to the securities of the Company and (ii) executive officer of the Company is similarly bound.

(b)                                 With respect to each underwritten offering of Registrable Securities covered by a registration pursuant to Section 2.1, the Company agrees not to effect any public sale or distribution, or to file any registration statement (other than (x) any such registration statement required under Section 2.1 or (y) a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related registration statement (or a Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering of Registrable Securities shall be made, in each case, as may be requested by the managing underwriter for such offering.

Section 2.4                                    Registration Procedures.  If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)                                 Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holder or the Company in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holder, its counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC.

(b)                                 Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)                                  Notify the Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the existence of any fact of which the Company becomes aware that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)                                  Furnish or make available to the Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by the Holder, counsel or managing underwriter(s)), and such other documents, as the Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(f)                                   Deliver to the Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(g)                                  Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Holder, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(h)                                 Cooperate with the Holder and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Holder that the

Registrable Securities represented by the certificates so delivered by the Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Holder may request at least 2 Business Days prior to any sale of Registrable Securities.

(i)                                     Use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities within the United States, except as may be required solely as a consequence of the nature of the Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities.

(j)                                    Upon the occurrence of any event contemplated by Section 2.4(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Holder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)                                 Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holder or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holder and the managing underwriter(s), if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its commercially reasonable efforts to furnish to the Holder opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsel to the Holder), addressed to the Holder and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to the Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.6 hereof with respect to all parties to be indemnified pursuant to said Section and (v) deliver such documents and certificates as may be reasonably requested by the Holder, its counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(l)                                     Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Holder, the managing underwriter(s), if any, and any attorneys or accountants retained by the Holder or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(m)                             Cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in up to an aggregate of four “road shows”) taking into account the Company’s business needs.

(n)                                 Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(o)                                 Take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p)                                 Use its commercially reasonable efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.

The Company shall use its commercially reasonable efforts to facilitate, at the Holder’s request, the sale or distribution from time to time by it, including without limitation, by way of underwritten offering, block sale or other distribution plan, including any “over-night” deal or other proposed sale to be executed over a limited time frame, designated by the Holder, which efforts shall include, without limitation, those items set forth in this Section 2.4, including using its commercially reasonable efforts to cause the delivery of any instruction letters from the Company or opinions of counsel that the Holder or the Company’s transfer agent may reasonably request.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration request is submitted to the Company, and such Demand Registration request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  Subject to Section 2.5, if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall, upon written request by the Holder, refile a new automatic shelf registration statement covering the Registrable Securities, if there are any remaining Registrable Securities covered thereunder.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

The Company may require the Holder to furnish to the Company in writing such information required in connection with such registration regarding the Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of the Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(c)(ii), (c)(iii), or (c)(v) hereof, it will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until its receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 2.1 and Section 2.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 2.5                                    Rule 144.  Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file or refile any registration statement pursuant to the provisions of Section 2.1(f), or refile any automatic shelf registration statement pursuant to Section 2.4, if the Company and the Holder shall receive a written opinion from counsel reasonably satisfactory to the Company and the Holder that the Holder can sell its Registrable Securities freely under Rule 144 without (x) any limitations on the amount of Registrable Securities which may be sold by the Holder or (y) any other requirement imposed by Rule 144 (including, without limitation, the requirement relating to the availability of current public information with respect to the Company).

Section 2.6                                    Indemnification.

(a)                                 Indemnification by the Company.  The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, the Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of the Holder, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holder and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter (including the Holder to the extent it is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final Prospectus, any document incorporated by reference therein or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) any violation by the Company of any Law applicable in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to the Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by the  Holder or underwriter, as the case may be, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter for inclusion in such document; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, the Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls the Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 2.6 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, the Holder or controlling Person results from the fact that such underwriter or  the Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or the Holder and such final

Prospectus, as then amended or supplemented, has corrected any such misstatement or omission.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities.  The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b)                                 Indemnification by the Holder.  In connection with any Registration Statement in which the Holder is participating by registering Registrable Securities, the Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers and directors of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against any and all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by the Holder for inclusion in such document.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons.  The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including Section 2.6) applicable to it.

(c)                                  Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure.  The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:  (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).  The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)                                 Contribution.

(i)                                     If the indemnification provided for in this Section 2.6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)                                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(iii)                               No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.7                                    Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, use commercially reasonable efforts to make publicly available other information which would permit sales pursuant to Rule 144 under the Securities Act or any similar rules or regulations hereafter adopted by the SEC), and it will use commercially reasonable efforts to take such further action as the Holder may reasonably request to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.8                                    Underwritten Registrations.

(a)                                 If any offering of Registrable Securities pursuant to any Demand Registration or shelf registration is an underwritten offering, the Company and the Holder shall mutually select the investment bank or investment banks and managers marketing the offering; provided, that the Company shall propose in writing the names of three nationally recognized investment banks (the “Pre-Approved List”) and in a case of (i) a fully marketed underwritten offering the Holder shall have the right to select as lead underwriter one of the three proposed investment banks and (ii) an underwritten offering pursuant to block trades with broker-dealers, at least one broker-dealer from the Pre-Approved List shall participate as a bidder on the block trade.  The Company shall have the right to select the investment bank or investment banks and managers to market any incidental or Piggyback Registration.

(b)                                 No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter, provided that no such person will be required to sell more than the number of Registrable Securities that such Person has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.9                                    Registration Expenses.  The Holder shall pay (a) all fees, disbursements and commissions of any investment bank or investment banks and managers (including in any underwritten offering, the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of such securities), fees and expenses of legal counsel for the Holder and all transfer taxes, if any (collectively, the “Holder’s Fees”) and (b) one half of the Company Expenses incident to any Demand Registration.  Except as set forth in the preceding sentence, the Company shall pay all reasonable documented expenses incident to the Company’s performance of or compliance with its obligations under this Article II, including, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities), (ii) printing expenses, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, and (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Company (collectively, the “Company Expenses”).

Section 2.10                             Blackout Periods.  With respect to any Registration Statement, or amendment or supplement thereto, whether filed or to be filed pursuant to this Agreement, if the General Counsel of the Company shall determine, in his or her good faith judgment, that to maintain the effectiveness of such Registration Statement or file an amendment or supplement thereto (or, if no Registration Statement has yet been filed, to file such a Registration Statement) would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its Subsidiaries that would materially interfere with such transaction or negotiations, (ii) require the public disclosure of material non-public information concerning the Company at a time when its directors and executive officers are restricted from trading in the Company securities or (iii) otherwise materially interfere with financing plans, acquisition activities or business activities of the Company, the Company may, for one or more reasonable periods (a “Blackout Period”), and in any event for not more than 60 days per year in the aggregate, notify the Holder whose sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a “Blackout Notice”) that such Registration Statement is unavailable for use (or will not be filed as requested).  Upon the receipt of any such Blackout Notice, during the Blackout Period set forth in such notice, the Holder shall forthwith discontinue use of the prospectus contained in any effective Registration Statement.

ARTICLE III
INFORMATION RIGHTS

Section 3.1                                    Information Rights.

(a)                                 Subject to Sections 3.1(b) and 3.1(e) but notwithstanding anything else in this Agreement, in order to confirm certain management rights with respect to the investment by the Holder in the Company so that such investment may qualify as a “venture capital investment,” as described in the Plan Asset Regulation, the Company shall, from and after the Effective Date for so long as the Holder and its Affiliates collectively Beneficially Own Common Stock constituting at least five percent (5%) of the Company Fully-Diluted Share Amount:

(i)                                     provide the Holder or its designated representative with:

(A)                       the right to visit and inspect any of the offices and properties of the Company and its subsidiaries and inspect the books of account and other financial data of the Company and its subsidiaries, in each case at such times as the Holder shall reasonably request and upon reasonable advance notice; and

(B)                             as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Company (or 120 days for fiscal year end), consolidated balance sheets and statements of income and cash flows of the Company and its subsidiaries as of the end of such period or year then ended, as applicable, prepared in conformity with generally accepted accounting principles, and with respect to each fiscal year end statements together with an auditor’s report thereon of a firm of established national reputation; and

(ii)                                  use reasonable efforts to make appropriate officers and directors of the Company, available at such times as reasonably requested by the Holder for consultation with the Holder or its designated representative with respect to matters relating to the business and affairs of the Company and its subsidiaries; and

(iii)                               to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), use reasonable efforts to inform the Holder or its designated representative in advance with respect to any significant corporate actions and to provide the Holder or its designated representative with the right to consult with the Company with respect to such actions (it being understood that the ultimate and sole discretion with respect to such matters shall be retained by the Company)

(b)                                 Notwithstanding the foregoing, the Holder shall not have access to any books, records, documents and other information (i) to the extent that books, records, documents or other information is subject to the terms of a confidentiality agreement with a third party (provided that the Company shall use reasonable efforts to obtain waivers under such agreements or implement requisite procedures to enable reasonable access without violating such agreement), (ii) to the extent that the disclosure thereof may result in the loss of attorney-client privilege or (iii) to the extent required by applicable Law (provided that the Company shall use reasonable efforts to enable the provision of reasonable access without violating such Law).

(c)                                  In the event the Holder transfers all or any portion of its investment in the Company to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulation, such affiliated entity shall be afforded the same rights with respect to the Company afforded to the Holder  hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(d)                                 The Holder covenants and agrees that all information provided by the Company to the Holder or its affiliates, directors, officers, employees, and legal counsel (collectively, “Agents”) pursuant to this Section 3.1, whether in oral, written, electronic or other form, shall not be used in any way directly or indirectly detrimental to the Company, or for any other purpose, and will be kept confidential by the Holder and its Agents and will not be disclosed by the Holder and its Agents to any other Person; provided, however, that any of such information may be disclosed to the Holder’s Agents who are informed by the Holder of the confidential nature of such information and agree to keep such information confidential and to be bound by this Section 3.1(e) to the same extent as if they were parties hereto.  The Holder agrees that it will be responsible for any breach of this Section 3.1(e) by its Agents, and that the Company shall be entitled to directly enforce such agreements (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against such Holder’s Agents with respect to such breach).  The confidentiality agreement set forth in this paragraph shall not apply to information which:  (i) is or becomes generally available to the public other than as a result of a violation of this Section; (ii) prior to any disclosure to the Holder or any of its Agents by the Company or its representatives, is already in the Holder’s possession on a non-confidential basis from a source other than the Company or its representatives, provided that, to the Holder’s knowledge, such source is not bound by a confidentiality agreement with the Company or any of its Affiliates or representatives or otherwise prohibited from transmitting the information to the Holder by a contractual, legal or fiduciary obligation to the

Company or any of its Affiliates or representatives; or (iii) becomes available to the Holder on a non-confidential basis from a source other than the Company or its representatives, provided that, to the Holder’s knowledge, such source is not bound by a confidentiality agreement with the Company or any of its Affiliates or representatives or otherwise prohibited from transmitting the information to the Holder by a contractual, legal or fiduciary obligation  to the Company or any of its Affiliates or representatives.  In the event that the Holder or one of its Agents is requested by a governmental or regulatory authority, or required by law, judicial or regulatory process, to disclose any such information, the party required to disclose information shall give prompt written notice thereof to the Company (to the extent legally permitted) and will reasonably cooperate with the Company’s efforts and at the party’s expense to obtain an appropriate remedy to prevent or limit such disclosure

Section 3.2                                    Corporate Opportunities.  The Company hereby acknowledges and agrees that the Holder (i) shall not have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or to any of its stockholders, Subsidiaries or Affiliates and (ii) may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those business activities that might be considered to be (a) the same as or similar to the Company’s business or the business of any Subsidiary or Affiliate of the Company or (ii) in direct or indirect competition with the Company or any Subsidiary or Affiliate of the Company.

ARTICLE IV

HOLDER OWNERSHIP LIMITATION

Section 4.1                                    Holder Ownership Limitation.  From and after the Effective Date until the two year anniversary of the Effective Date, the Company shall not take any corporate action that shall have the effect of increasing Holder’s  Beneficial Tax Ownership of Common Stock above 9.9% of the Company Fully-Diluted Share Amount.

ARTICLE V
REPRESENTATIONS

Section 5.1                                    Holder Representations.  The Holder represents and warrants as follows:

(a)                                 Power and Authority.  The Holder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)                                 Binding Effect.  This Agreement has been duly executed and delivered by the Holder and is a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar requirements of law of general application relating to or affecting creditors’ rights and to general equity principles.

Section 5.2                                    Company Representations.  The Company represents and warrants as follows:

(a)                                 Power and Authority.  The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)                                 Binding Effect.  This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar requirements of law of general application relating to or affecting creditors’ rights and to general equity principles.

ARTICLE VI
TERMINATION

Section 6.1                                    Termination.  This Agreement may be terminated (a) at any time by the mutual written consent of the Parties hereto and (b) by any party hereto, at any time after the end of the Effective Period.

Section 6.2                                    Effect of Termination.  From and after a termination in accordance with Section 6.1, this Agreement shall become null and void and of no further force and effect, except for Sections 2.6 and 3.1(d), which shall continue in full force and effect for three years following such termination, and Sections 7.2, 7.3, 7.8 and 7.13, which shall continue in full force and effect indefinitely.  The termination of this Agreement shall not affect any rights or obligations that shall have arisen or accrued prior the date of termination.

ARTICLE VII
MISCELLANEOUS

Section 7.1                                    No Other Agreements; Notice.  The Holder shall not enter into any other voting, buy-sell, shareholder or other agreement relating to any Company Securities that conflicts in any way with this Agreement.

Section 7.2                                    Announcements.  Neither the Company nor the Holder shall make any public announcement with respect to the existence or terms of this Agreement without the prior approval of the other parties, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, nothing in this Section 7.2 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange.

Section 7.3                                    Specific Performance.  The Parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder shall cause irreparable injury to the other parties for which damages, even if available, shall not be an adequate remedy.  Accordingly, each party hereby consents, in addition to and not in lieu of monetary damages and other relief, to the issuance of injunctive relief to compel performance of such party’s obligations and to the granting of the remedy of specific performance of its obligations hereunder.

Section 7.4                                    Notices.  All notices, requests and other communications to any party hereunder shall be in writing, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), or by facsimile, and shall be given:

(a)	if to the Company, to:

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
	Attention:	General Counsel
	Fax:	(610) 373-4710

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
	Attention:	Daniel A. Neff
	Fax:	(212) 403-2000

(b)	if to the Holder, to:

FIF V PFD LLC
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
	Attention:	Randal Nardone
	Email:	rnardone@fortress.com
	Fax:	(212) 798-6070

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
	Attention:	Thomas M. Cerabino
Adam M. Turteltaub
	Fax:	(212) 728-8111

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto.  Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section 7.4.

Section 7.5                                    Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, other than an assignment by the Holder to an Affiliate provided such (i) Affiliate assumes all of the Holder’s agreements and obligations hereunder and (ii) no such assignment shall relieve the

Holder from any of its agreements and obligations hereunder.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective permitted successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, except as provided for Holder Indemnitees and Company Indemnitees under Section 2.6, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective successors and assigns, or other persons who become bound by the terms of this Agreement, any rights or remedies under or by reason of this Agreement.

Section 7.6                                    Amendment; Waiver.  This Agreement may be amended, modified, waived or altered only in a writing signed by the parties hereto.  The failure of a party to insist upon the performance of any provision hereof shall not constitute a waiver of, or estoppel against, assertion of the right to require such performance, nor shall a waiver or estoppel in one case or instance imply a waiver or estoppel with respect to any other case or instance, whether of similar nature or otherwise.

Section 7.7                                    Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

Section 7.8                                    Expenses.  Except as contemplated by Article II, each party shall bear its own costs and expenses in connection with the negotiation, execution and performance of this Agreement.

Section 7.9                                    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 7.10                             Further Assurances.  The parties agree to cooperate fully in the execution, acknowledgment and delivery of all instruments, agreements and other papers and to take such other actions as may be necessary to further carry out and fully accomplish the intent and purposes of this Agreement.

Section 7.11                             Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Wherever in this Agreement a singular word appears, it shall also include the plural wherever required by the context, and vice versa.  Wherever in this Agreement a masculine, feminine or neutral pronoun appears, it shall also include each other gender wherever required by the context.

Section 7.12                             Entire Agreement.  This Agreement constitutes the entire agreement between the parties respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral.

Section 7.13                             Governing Law; Jurisdiction.

(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(b)                                 For the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby, each party irrevocably submits to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania, and, in the event there is no subject matter jurisdiction over this dispute in Federal court, then to the jurisdiction of the Court of Common Pleas of Berks County.  Each party agrees to commence any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in the United States District Court for the Eastern District of Pennsylvania, and, in the event such suit, action or other proceeding may not be brought in Federal court, then each party agrees to commence such suit, action or proceeding in the Court of Common Pleas of Berks County.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) the United States District Court for the Eastern District of Pennsylvania, and in (ii) the Court of Common Pleas of Berks County.  Each party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any of the aforementioned courts that any such suit, action or proceeding has been brought in an inconvenient forum.  Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 7.13 shall affect the right of any party to serve legal process in any other manner permitted by law.  The consent to jurisdiction set forth in this Section 7.13 shall not constitute a general consent to service of process in the Commonwealth of Pennsylvania and shall have no effect for any purpose except as provided in this Section 7.13.  The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

Section 7.14                             Counterparts; Facsimile.  This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.  Any executed counterpart delivered by facsimile or other means of electronic transmission shall be deemed an original for all purposes.

Section 7.15                             Effectiveness.  This Agreement shall not become effective unless and until the Effective Date shall have occurred.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

[PROPCO]

By:
Name:
Title:

FIF V PFD LLC

By:
Name:
Title:

EXHIBIT D

TAX REPRESENTATIONS

1.             As of the date of the Spin-Off, Fortress has no current plan or intention to dispose of any shares of Company Stock or Propco Stock.

2.             If Fortress determines after the Spin-Off to dispose of shares of Company Stock or Propco Stock received in respect of such shares of Company Stock in the Spin-Off within two (2) years following the Spin-Off, Fortress shall dispose of such shares of Company Stock or Propco Stock, as applicable, in tandem with the shares of Propco Stock received in respect of such shares of Company Stock in the Spin-Off or the shares of Company Stock in respect of which such shares of Propco Stock were received in the Spin-Off, as applicable, in accordance with Section 5.1(f) of the Agreement.

3.             Other than the acquisition of shares of Series C Stock pursuant to the Exchange Agreement, the disposition of shares of Series B Stock and Series C Stock and the acquisition of Company Restricted Shares by either Wes Edens or FIG LLC (which shares were remitted to FIG LLC by Wes Edens), no acquisition or disposition by Fortress of Company Stock prior to the Spin-Off was in anticipation or contemplation of the Spin-Off, and any such acquisition or disposition would have been made at approximately the same time and in approximately the same form regardless of the Spin-Off.

4.             Other than the acquisition of shares of Series C Stock pursuant to the Exchange Agreement and the acquisition of Company Restricted Shares by either Wes Edens or FIG LLC (which shares were remitted to FIG LLC by Wes Edens), for the two (2) years prior to the Spin-Off, neither Fortress (or its officers or directors acting on its behalf) nor is Fortress aware of any controlling shareholder or Affiliate of Fortress (or their officers, directors or controlling shareholders) that, has entered into any discussions to acquire, or a plan or intention to acquire or to enter into any discussion to acquire, any Company Securities or Propco Stock.

5.             Except as otherwise disclosed in writing to the Company, for the two (2) years prior to the Spin-Off, neither Fortress (or its officers or directors acting on its behalf) nor is Fortress aware of any controlling shareholder or Affiliate of Fortress (or their officers, directors or controlling shareholders) that, has entered into any discussions to dispose of, or a plan or intention to dispose of or to enter into any discussion to dispose of, any Company Securities or Propco Stock following the Spin-Off.

6.             During the five (5) year period prior to the date of the Spin-Off, (1) Fortress did not act pursuant to a plan or arrangement under Section 355(d)(7)(B) of the Code and Treasury Regulation Section 1.355-6(c)(4) with any shareholder unrelated to Fortress (within the meaning of Section 267(b) or 707(b)(1) of the Code) beneficially owning five (5) percent or more of any class of Company Stock by vote or value (an “Unrelated Five Percent Shareholder”), with respect to the acquisition of any shares of Company Stock, other than potentially with Centerbridge Capital Partners, L.P. in connection with the acquisition of Series B Stock and (2) Fortress is not aware of any person related to Fortress (within the meaning of Section 267(b) or

D-1

707(b)(1)) (a “Fortress Related Person”) acting pursuant to such a plan or arrangement with respect to any other person that is not a Fortress Related Person.

7.             During the five (5) year period prior to the date of the Spin-Off, Fortress is not aware that any Fortress Related Person has held any shares of Company Stock that are attributed under Section 355(d)(8)(A) of the Code to any Unrelated Five Percent Shareholder or to any other person that is not a Fortress Related Person.

8.             Fortress acquired (A) all of its shares of Series B Stock on the same date and at the same price; and (B) all of its shares of Company Common Stock on the same date and at the same price.

9.             For purposes of the foregoing representations, (i) any terms used herein shall have the meanings ascribed to them in, and shall be interpreted in accordance with, applicable U.S. federal income tax law and regulations; (ii) any capitalized terms not defined in the foregoing representations shall have the meanings assigned to such terms in the Agreement; and (iii) “Fortress” shall mean Fortress Investment Group LLC, the Holder, FIG LLC, FIG PNG Holdings LLC, Fortress Fund V GP L.P., and Fortress Fund V GP (BCF) L.P. and any of their respective successors (including, for the avoidance of doubt, any fundlette to the extent such fundlette is a distributee of any of the foregoing).

D-2

EXHIBIT E

FORM OF ADOPTION AGREEMENT

[DATE]

[INSERT ADDRESS OF UNDERSIGNED]

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

Attention:  Jordan B. Savitch

Ladies and Gentlemen:

Reference is made to the Exchange Agreement (the “Exchange Agreement”) dated January 16, 2013, by and between Penn National Gaming, Inc., a Pennsylvania corporation (the “Company”), and FIF V PFP LLC, a Delaware limited liability company (the “Holder” and together with such other parties as may become a party to the Exchange Agreement pursuant to an Adoption Agreement as provided in the Exchange Agreement, collectively the “Holders”).  Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Exchange Agreement.

1.                                      Joinder.  The undersigned hereto hereby agrees to become bound by the terms, obligations conditions and other provisions of the Exchange Agreement as a Holder, with all attendant rights, duties and obligations stated therein applicable to a Holder, with the same force and effect as if originally named as a party thereto and as if such party executed the Exchange Agreement on the date thereof.

2.                                      Representations, Warranties and Agreements of the Undersigned.  The undersigned represents and warrants to, and agrees with, the Company and each of the Holders on and as of the date hereof that the undersigned (i) if an individual, is of legal age to execute this letter agreement and is legally competent to do so and (ii) if not an individual, has the corporate, limited liability company, limited partnership or other power, as the case may be, to execute and deliver this letter agreement and all corporate, limited liability company, limited partnership or other action, as the case may be, required to be taken by it for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by the undersigned and constitutes a valid and legally binding agreement of the undersigned enforceable against the undersigned in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

3.                                      Governing Law; Consent to Jurisdiction.  This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.  For the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this letter agreement, each party irrevocably submits to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania, and, in the event there is no subject matter jurisdiction over this dispute in federal court, then to the jurisdiction of the Court of Common Pleas of Berks County.  Each party agrees to commence any suit, action or proceeding between any of the parties hereto arising out of this letter agreement or any transaction contemplated hereby in the United States District Court for the Eastern District of Pennsylvania, and, in the event such suit, action or other proceeding may not be brought in federal court, then each party agrees to commence such suit, action or proceeding in the Court of Common Pleas of Berks County.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this letter agreement or any transaction contemplated hereby in (i) the United States District Court for the Eastern District of Pennsylvania, and in (ii) the Court of Common Pleas of Berks County.  Each party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any of the aforementioned courts that any such suit, action or proceeding has been brought in an inconvenient forum.  Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding, whether under this letter agreement or the Exchange Agreement, by the mailing of copies thereof by registered mail to such party at its address set forth in this letter agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 3 shall affect the right of any party to serve legal process in any other manner permitted by law.  The consent to jurisdiction set forth in this Section 3 shall not constitute a general consent to service of process in the Commonwealth of Pennsylvania and shall have no effect for any purpose except as provided in this Section 3.  The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

4.                                      Counterparts.  This letter agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.                                      Amendments.  No modification, alteration, waiver or change in any of the terms of this letter agreement shall be valid or binding upon the parties unless made in writing and duly executed by the parties.

This letter agreement and the Exchange Agreement shall constitute a binding agreement among the Company, the Holders and the undersigned, enforceable by the Company, the Holders and the undersigned in accordance with their respective terms.

Very truly yours,

[ ]

By:
Name:
Title:

Accepted and agreed

this day of , 20

PENN NATIONAL GAMING, INC.

By:
Name:
Title: